Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of our report dated June 17, 2025, except for Note 19 and Note 23, as to which the date is March 19, 2026, relating to the consolidated financial statements of Liberty Defense Holdings Ltd. for the years ended December 31, 2024 and 2023, which are part of this Registration Statement

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ Davidson & Company LLP

Chartered Professional Accountants	Vancouver, Canada

March 20, 2026

DAVIDSON & COMPANY LLP	1200 – 609 Granville Street PO BOX 10372, Pacific Centre Vancouver, BC V7Y 1G6	604 687 0947 davidson-co.com